EXHIBIT 3.2
                             BY-LAWS

                               OF

                  INSITUFORM TECHNOLOGIES, INC.

              (as amended through October 26, 1998)


                       ARTICLE I - OFFICES

     The principal offices of the corporation in the State of Delaware shall be located in the City of Dover, County of Kent. The Corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                    ARTICLE II - STOCKHOLDERS

     1.   ANNUAL MEETING.

          The annual meeting of the stockholders shall be held at such time and upon such date during the month of June in each year as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

     2.   SPECIAL MEETINGS.

          Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by either the chairman of the board, the president or by the directors, and shall be called by the president at the request of the holders of not less than fifty per cent of all the outstanding shares of the Corporation entitled to vote at the meeting.

     3.   PLACE OF MEETING.

          The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

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     4.   NOTICE OF MEETING.

          Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of either the chairman of the board, the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon pre-paid.

     5.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

          For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     6.   VOTING LISTS.

          The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.
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     7.   QUORUM.

          At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     8.   PROXIES.

          At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

     9.   VOTING.

          Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

     10.  ORDER OF BUSINESS.

          The order of business at all meetings of the stockholders, shall be as follows:

          1.   Roll call.

          2.   Proof of notice of meeting or waiver of notice.

          3.   Reading of minutes of preceding meeting.

          4.   Reports of Officer.

          5.   Reports of Committees.

          6.   Election of Directors.

          7.   Unfinished Business.
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          8.   New Business.

                ARTICLE III - BOARD OF DIRECTORS

     1.   GENERAL POWERS.

          The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

     2.   NUMBER OF DIRECTORS, TENURE AND QUALIFICATIONS.

          The Board of Directors shall consist of eight (8) directors, provided that the size of the Board of Directors shall increase automatically, without any further amendment to this
Section 2, to nine (9) directors upon the election or appointment of the Additional Nominee (as defined in that certain Agreement, dated July 25, 1997, among the corporation, Jerome Kalishman, Nancy
F. Kalishman, The Jerome and Nancy Kalishman Family Fund, Robert W. Affholder, Xanadu Investments, L.P., Paul A. Biddelman, Stephen P. Cortinovis, Anthony W. Hooper, Silas Spengler, Sheldon Weinig and Russell B. Wight, Jr., as it may be amended from time to time (the "Agreement")) contemplated by, and selected in accordance with, the provisions of the Agreement. Such directors (except as hereinafter provided for the filling of vacancies) shall be elected in accordance with the Corporation's Certificate of Incorporation by the stockholders by a plurality vote of the number of shares voting at the meeting at which such election shall take place.

     3.   REGULAR MEETINGS.

          A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     4.   SPECIAL MEETINGS.

          Special meetings of the directors may be called by or at the request of the president, the Chairman of the Board, or any two directors. The person or persons authorized to call special meetings of the directors may fix the place either within or without the state or country, for holding any special meeting of the directors called by them.

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     5.   NOTICE.

          Notice of any special meeting shall be given at least 24 hours previously thereto by written notice delivered personally, or by telegram or telecopy or mailed to each director at his residence or business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6.   QUORUM.

          At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     7.   MANNER OF ACTING.

          The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

     8.   NEWLY-CREATED DIRECTORSHIPS AND VACANCIES.*

          Any vacancy on the board of directors and any newly-created directorship resulting from an increase in the number of directors may be filled by the directors in accordance with the Corporation's Certificate of Incorporation and Section 14 of this
Article III.


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*    as amended by the Board of Directors on October 26, 1998
     subject to the approval and authorization by the stockholders of the Corporation; prior to such action, Section 8 read as follows:

          "8.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

               Any vacancy on the Board of Directors and
          any newly created directorship resulting from
          an increase in the number of directors may be filled by the directors in accordance with the Corporation's Certificate of Incorporation."
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     9.   REMOVAL OF DIRECTORS.

          Any or all of the directors may be removed only for cause by vote of the stockholders.

     10.  RESIGNATION.

          A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     11.  COMPENSATION.

          The Board of Directors shall have the authority to fix the compensation of directors. Nothing herein shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

     12.  PRESUMPTION OF ASSENT.

          A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     13.  EXECUTIVE AND OTHER COMMITTEES.

          The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of one or more directors. Each such committee shall serve at the pleasure of the board.

     14.  NOMINATING COMMITTEE*

          Effective immediately subsequent to the 1999 annual meeting of stockholders, the board shall designate a nominating committee consisting of the Chairman of the board, and two

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*    Section 14 was adopted by the Board of Directors on October
     26, 1998 subject to the approval and authorization by the stockholders of the Corporation
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additional directors who shall serve at the pleasure of the board, the functions of which shall include establishing criteria for the selection of the nominees for election as directors, reviewing the qualifications of and maintaining information concerning potential nominees, making appropriate recommendations to the Board with respect to nominees for election as directors at the annual meeting of stockholders, reviewing on a long-term basis the size and composition of the board, and, as vacancies occur on the board between annual meetings, establishing procedures for stockholders to submit and said Committee to review proposed nominations. The board shall not, subsequent to the 1999 annual meeting of the stockholders, nominate any person not then serving as a director for election as a director, or fill any vacancy on the board with any person, unless such person is either (i) recommended to the board by said Committee or (ii) approved by the unanimous vote of the members of the board of directors. The presence of all members of said Committee shall be necessary to constitute a quorum and to transact business, and the act of the majority of the members at a meeting at which a quorum is present shall be the act of said Committee. Meetings of said Committee may be called by any member thereof, upon written or oral notice of such meeting given to each member at lest 24 hours prior thereto. The Chairman of the Board shall preside at all meetings of said Committee.

     15.  NOTICE AND APPROVAL OF CERTAIN ACTIONS

          Notwithstanding any other provision of these By-laws (and except for the implementation of Sections 2(a), (b), (c) and (e) and Section 6 of the Agreement): (a) in the event that any director proposes to bring before any regular or special meeting of the Board of Directors any proposal relating to any amendment of the Corporation's Certificate of Incorporation or these By-laws or the Agreement (as defined in Article III, Section 2), or any change in the structure, composition (other than such director's resignation) or governance of the Board of Directors (any such action being referred to herein as a "Special Action"), such director must provide written notice thereof (including a reasonably detailed description of such proposal) to each member of the Board of Directors at least seven days prior to the date of the directors' meeting at which the Special Action is to be proposed; and (b) the taking of any Special Action by the Board of Directors must be approved by a majority of all directors then serving; provided, however, that no Special Action which would have any effect prior to the 1999 annual meeting of the stockholders may be taken if such Special Action would conflict with, have the effect of modifying or otherwise frustrating any provision of the Agreement, including, without limitation, any amendment to Article SIXTH of the Corporation's Certificate of Incorporation or Section 2 of this
Article III, as such provisions will be in effect pursuant to the Agreement following the 1997 annual meeting of the stockholders.

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                      ARTICLE IV - OFFICERS

     1.   NUMBER.

          The officers of the corporation shall be a chairman of the board, a vice chairman of the board,a president, one or more senior vice presidents, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. In addition, the President may from time to time appoint such officers of operating divisions, and such contracting and attesting officers, of the corporation as he may deem proper, who shall have such authority, subject to the control of the directors, as the President may from time to time prescribe.

     2.   ELECTION AND TERM OF OFFICE.

          The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer elected by the directors shall hold office until his successor shall have been duly elected and shall have qualified or, if earlier, until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Each officer of the corporation appointed by the President shall hold office for such period as the President may from time to time prescribe or, if earlier, until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     3.   REMOVAL.

          Any officer elected or appointed by the directors, or any officer appointed by the President, may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed. Any officer appointed by the President may be removed by the President whenever in his judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract, if any, of the person so removed.

     4.   VACANCIES.

          A vacancy in any office because of death, resignation, removal, disqualification or otherwise of an officer elected or appointed by the directors may be filled by the directors for the unexpired portion of the term. A vacancy in any office because of death, resignation, removal, disqualification or otherwise of any officer appointed by the President may be filled by the President for the unexpired portion of the term.

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     4A.  CHAIRMAN OF THE BOARD.

          The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board or these By-laws.

     4B.  VICE CHAIRMAN OF THE BOARD.

          In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board or these by-laws. Notwithstanding any other provisions of these By-laws, the Vice Chairman of the Board, acting in any capacity, shall not have the power to call any special meeting of the Stockholders.

     5.   PRESIDENT.

          The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board and stockholders are carried into effect. He shall have the general authority to execute bonds, deeds and contracts, in the name of the corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation.

     6.   VICE-PRESIDENT.

          In the absence of the president or in the event of his death, inability or refusal to act, one of the vice-presidents designated by the directors shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

     7.   SECRETARY.

          The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or, as required, be custodian
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of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

     8.   TREASURER.

          If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source, whatsoever, and deposit all such monies in the name of corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

     9.   SALARIES.

          The salaries of those officers elected or appointed by the directors shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

        ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     1.   CONTRACTS.

          The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. The President may authorize any contracting officer appointed by him pursuant to Section 1 of Article IV to enter into any pipeline rehabilitation contract in the ordinary course of business of the corporation, or execute and deliver any instrument in connection therewith, in the name and on behalf of the corporation.

     2.   LOANS.

          No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

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     3.   CHECKS, DRAFTS, ETC.

          All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

     4.   DEPOSITS.

          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

     ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     1.   CERTIFICATES FOR SHARES.

          Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by any of the chairman of the board, or the president, as authorized by the directors and the secretary, or such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

     2.   TRANSFERS OF SHARES.

          (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

          (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

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                    ARTICLE VII - FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January in each year.

                    ARTICLE VIII - DIVIDENDS

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                        ARTICLE IX - SEAL

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".

                  ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                    ARTICLE XI - AMENDMENTS*

     Except as otherwise provided by law, the Board of Directors may adopt, alter, amend or repeal the by-laws of the Corporation, provided, however, that the stockholders, representing a majority of all the shares issued and outstanding at any annual stock holders' meeting or at any special stockholders' meeting, may repeal, alter or amend by-laws adopted by the Board or Directors and may adopt new by-laws; provided, further, however, that the size of the Board of Directors, as set forth in Section 2 of
Article III, may only be amended by a vote of at least 80% of the members of the Board of Directors or by a vote of the stockholders, representing a majority of all of the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting provided, further, however, that the provisions of Sections 8 and 14 of Article III may only be amended by a unanimous vote of the members of the board of directors or by a vote of the stockholders, representing a majority of all of the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting.


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*    the final proviso of Article XI was added by the Board of
     Directors on October 26, 1998 subject to the approval and authorization by the stockholders of the Corporation